                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the use of our report for the year ended March 31, 1999 dated December 22, 1999 included in Flextronics International Ltd's Form 8-K filed on December 23, 1999 and to all references to our Firm included in this registration statement. Our report dated April 21, 1999 included in Flextronics International Ltd's Form 10-K for the year ended March 31, 1999 is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling-of-interests.

                                          ARTHUR ANDERSEN LLP

San Jose, California
January 18, 1999



                                       6